EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2025 Results
Consolidated system-wide sales grow 5.3% year-over-year, including 9.8% in International
Comparable sales accelerated to 2.4%, including 4.1% at Burger King International and 3.6% at Tim Hortons Canada
RBI remains on track for 8%+ organic Adjusted Operating Income growth in 2025

Miami, August 7, 2025 - Restaurant Brands International Inc. (“RBI”) (NYSE: QSR) (TSX: QSR) (TSX: QSP) today reported financial results for the second quarter ended June 30, 2025. Josh Kobza, Chief Executive Officer of RBI commented, "We made great progress in the second quarter advancing our strategic priorities, with improved sales trends and strong execution led by our two largest businesses, Tim Hortons and International. Across the system, we’re seeing strong franchisee alignment, impactful marketing, and focused operational initiatives drive meaningful improvements in the guest experience. With positive momentum heading into the back half of the year, we remain confident in our ability to deliver 8%+ organic Adjusted Operating Income growth in 2025.”

Consolidated Operational and Financial Highlights
(in US$ millions, except per share and ratio data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Operational Highlights	2025	2024	2025	2024
System-Wide Sales Growth	5.3%	5.0%	4.1%	6.5%
System-Wide Sales	$11,853	$11,252	$22,349	$21,764
Comparable Sales	2.4%	1.9%	1.3%	3.2%
Net Restaurant Growth	2.9%	4.0%	2.9%	4.0%
System Restaurant Count at Period End	32,229	31,324	32,229	31,324

GAAP Financials
Total Revenues	$2,410	$2,080	$4,519	$3,819
Income from Operations	$483	$663	$918	$1,207
Income from Operations Growth	(27.2)%	19.6%	(24.0)%	20.5%
Net Income from Continuing Operations	$264	$399	$487	$727
Diluted Earnings per Share from Continuing Operations	$0.58	$0.88	$1.07	$1.60

Financial Highlights (a)
Adjusted Operating Income (AOI)	$668	$632	$1,208	$1,172
Organic AOI Growth	5.7%	9.3%	4.3%	8.5%
Adjusted EBITDA	$762	$721	$1,404	$1,348
Adjusted Diluted Earnings per Share (Adj. EPS)	$0.94	$0.86	$1.70	$1.60
Nominal Adj. EPS Growth	9.2%	2.2%	6.5%	(0.6)%
Organic Adj. EPS Growth	10.3%	3.1%	10.0%	1.3%
Net Leverage	4.6x	5.0x	4.6x	5.0x

(a)Adjusted Operating Income, Organic AOI Growth, Adjusted EBITDA, Adjusted Diluted Earnings per Share, Nominal Adj. EPS Growth, Organic Adj. EPS Growth, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Items Affecting Comparability and Restaurant Holdings Segment Reminder
Restaurant Holdings Segment
RBI reports results under six operating and reportable segments consisting of four franchisor segments for the Tim Hortons, Burger King, Popeyes and Firehouse Subs brands in the U.S. and Canada ("TH," "BK," "PLK," and "FHS"), and a fifth franchisor segment for all of our brands in the rest of the world ("INTL"). Additionally, we completed the acquisitions of Carrols Restaurant Group Inc. (“Carrols”) (“the Carrols Acquisition”) and Popeyes China (“PLK China”) (“the PLK China Acquisition”) on May 16, 2024 and June 28, 2024, respectively. Following these acquisitions, we established a new operating and reportable segment, Restaurant Holdings ("RH"), which includes results from the Carrols Burger King restaurants and the PLK China restaurants from their acquisition dates and includes results from Firehouse Subs Brazil ("FHS Brazil") beginning in 2025.

RBI plans to maintain the franchisor dynamics in its TH, BK, PLK, FHS and INTL segments ("Five Franchisor Segments") to report results consistent with how the business will be managed long-term, given RBI's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil in the future. RH results include Company Restaurant Sales and Expenses, including expenses associated with royalties, rent, and advertising. These expenses are recognized, as applicable, as revenues in the respective franchisor segments (BK and INTL) and eliminated upon consolidation. For more information, please review the "Restaurant Holdings Intersegment Dynamics" presentation dated August 8, 2024 posted on our IR website under "Events & Presentations."

Update to Presentation of AOI
Beginning with our year-end 2024 results, RBI updated its presentation of AOI by defining Segment Franchise and Property Expenses ("Segment F&P Expenses") which exclude Franchise Agreement Amortization and Reacquired Franchise Rights Amortization. These items were previously included in each segment's franchise and property expenses and added back as an adjustment to AOI. This presentation change does not impact AOI or Consolidated results.

Acquisition of Burger King China and Treatment as Held for Sale
On February 14, 2025, we acquired substantially all of the remaining equity interests in Burger King China ("BK China") from our former joint venture partners. BK China has been classified as held for sale and reported as discontinued operations, as we are actively working to identify a new controlling shareholder. This aligns with our long-term strategy of partnering with experienced local operators while maintaining a primarily franchised business.

Held for sale is defined as those assets and liabilities, or groups of assets and liabilities, for which management has committed to a plan for sale and that are available for immediate disposition in their current condition. These are expected to be sold within one year and are accounted for and reported separately from our continuing operations. As such, for 2025, results for BK China have been reported as discontinued operations in our financial statements and have not been recognized in the INTL segment. That said, BK China KPIs continue to be included in our INTL segment KPIs.

Convention Timing Impact on Franchise and Property Results
PLK hosted conventions in both Q2 2025 and Q2 2024, while TH held convention in Q2 2024 only and INTL held convention in Q2 2025 only. Convention-related revenues and expenses are recognized in each segment's Franchise and Property Revenues and Segment F&P Expenses, respectively, and have an immaterial impact on AOI.

Supplemental Disclosures
Please review the Trending Schedules posted on the RBI Investor Relations webpage under "Financial Information" for additional disclosures, including:
•Home Market and International KPIs by Brand and Company Restaurant Count by Segment;
•Segment Results with Disaggregated Franchise and Property Revenues (Royalties, Property Revenue and Franchise Fees and Other Revenue);
•Intersegment Revenue and Expense Eliminations;
•BK China KPIs and Selected Financial Data;
•Burger King US "Reclaim the Flame" Expenditures by Quarter; and
•RH Burger King Carrols Restaurant-Level EBITDA Margins.

TH Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth (a)	3.9%	5.4%	2.1%	6.5%
System-wide Sales (a)	$1,995	$1,939	$3,626	$3,664
Comparable Sales	3.4%	4.6%	1.8%	5.7%
Comparable Sales - Canada	3.6%	4.9%	2.0%	6.1%

Net Restaurant Growth	0.3%	0.1%	0.3%	0.1%
System Restaurant Count at Period End	4,521	4,507	4,521	4,507

Supply Chain Sales	$732	$682	$1,343	$1,309
Company Restaurant Sales	$12	$12	$22	$22
Franchise and Property Revenues	$262	$259	$480	$490
Advertising Revenues and Other Services	$78	$77	$142	$148
Total Revenues	$1,083	$1,031	$1,987	$1,969

Supply Chain Cost of Sales	$589	$540	$1,085	$1,057
Company Restaurant Expenses	$10	$10	$19	$19
Segment F&P Expenses	$83	$91	$161	$171
Advertising Expenses and Other Services	$93	$87	$159	$157
Segment G&A	$34	$38	$71	$80
Adjustments:
Cash Distributions Received from Equity Method Investments	$4	$4	$7	$7
Adjusted Operating Income	$278	$269	$499	$493

(a) System-wide Sales Growth is calculated on a constant currency basis and therefore will not recalculate to the percentage change in System-wide Sales, which is reported on a nominal basis.

For the second quarter, the increase in Total Revenues was primarily driven by higher Supply Chain Sales due to increases in commodity prices, System-wide Sales, and CPG net sales, partially offset by a $10 million unfavorable FX Impact. Excluding the FX Impact, Total Revenues increased $63 million.

The increase in Adjusted Operating Income was primarily driven by the increase in Total Revenues and a decrease in Segment G&A, largely due to lower compensation-related expenses. These factors were partially offset by an increase in Supply Chain Cost of Sales due to higher volumes, increased commodity prices, and net bad debt expenses in the current year period compared to bad debt recoveries in the prior year. Adjusted Operating Income was also unfavorably impacted by an increase in Advertising Expenses and Other Services related to the timing of certain marketing campaigns, and an FX Impact of $3 million. Excluding the FX Impact, Adjusted Operating Income increased $12 million.

BK Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth	1.0%	(0.7)%	(0.3)%	0.8%
System-wide Sales	$2,952	$2,925	$5,652	$5,678
Comparable Sales	1.3%	(0.1)%	0.0%	1.8%
Comparable Sales - US	1.5%	0.1%	0.2%	1.9%

Net Restaurant Growth	(1.2)%	(1.7)%	(1.2)%	(1.7)%
System Restaurant Count at Period End	7,046	7,133	7,046	7,133

Company Restaurant Sales	$61	$62	$121	$120
Franchise and Property Revenues (a)	$182	$178	$350	$353
Advertising Revenues and Other Services (b)	$144	$124	$273	$241
Total Revenues	$388	$364	$744	$714

Company Restaurant Expenses	$57	$57	$111	$110
Segment F&P Expenses	$33	$26	$64	$57
Advertising Expenses and Other Services	$147	$131	$278	$256
Segment G&A	$31	$36	$67	$72
Adjusted Operating Income	$121	$114	$224	$220
(a) Franchise and Property Revenues include intersegment revenues with RH consisting of royalties and rent of $27 million and $55 million during the three and six months ended June 30, 2025, respectively, and $15 million during the three and six months ended June 30, 2024, which are eliminated in consolidation.
(b)Advertising Revenues and Other Services include intersegment revenues with RH consisting of advertising contributions and tech fees of $22 million and $42 million during the three and six months ended June 30, 2025, respectively, and $10 million during the three and six months ended June 30, 2024, which are eliminated in consolidation.

As a reminder, BK segment results are presented consistently with our franchisor model. As such, results include intersegment Franchise and Property Revenues and Advertising Revenues and Other Services from the Carrols Burger King restaurants included in RH (as footnoted above).

Burger King US Reclaim the Flame
Burger King is executing its multi-year "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. This plan includes investing up to $700 million through year-end 2028, comprised of advertising and digital investments ("Fuel the Flame") and high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset"). The Fuel the Flame investments were completed in the fourth quarter ended December 31, 2024. As of June 30, 2025, we have funded $152 million out of up to $550 million planned toward the Royal Reset investments.

Second Quarter 2025 Results
The increase in Total Revenues was primarily due to higher Advertising Revenues and Other Services reflecting an increase in the franchisees' advertising fund contribution rate.

The increase in Adjusted Operating Income was primarily due to the non-recurrence of $6 million of Fuel the Flame expenses incurred in the prior year period as well as a decrease in Segment G&A largely driven by lower compensation-related expenses. These factors were partially offset by net bad debt expenses in the current year period compared to bad debt recoveries in the prior year.

PLK Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth	1.6%	4.6%	(0.4)%	7.3%
System-wide Sales	$1,578	$1,555	$3,053	$3,072
Comparable Sales	(1.4)%	0.5%	(2.7)%	3.0%
Comparable Sales - US	(0.9)%	0.6%	(2.4)%	3.3%

Net Restaurant Growth	2.5%	4.3%	2.5%	4.3%
System Restaurant Count at Period End	3,524	3,437	3,524	3,437

Company Restaurant Sales	$46	$33	$93	$56
Franchise and Property Revenues	$87	$85	$165	$165
Advertising Revenues and Other Services	$77	$76	$147	$151
Total Revenues	$210	$194	$404	$372

Company Restaurant Expenses	$40	$29	$79	$48
Segment F&P Expenses	$6	$5	$8	$6
Advertising Expenses and Other Services	$80	$78	$152	$154
Segment G&A	$19	$21	$40	$43
Adjusted Operating Income	$66	$62	$126	$120

For the second quarter, the increases in Total Revenues and Adjusted Operating Income were primarily driven by the acquisition of company restaurants as part of the Carrols Acquisition. Additionally, Adjusted Operating Income benefited from a decrease in Segment G&A due primarily to lower compensation-related expenses.

FHS Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth	6.3%	3.3%	6.8%	3.5%
System-wide Sales	$336	$316	$658	$617
Comparable Sales	(0.8)%	(0.1)%	(0.2)%	0.1%
Comparable Sales - US	(1.1)%	(0.1)%	(0.4)%	0.1%

Net Restaurant Growth	6.4%	3.5%	6.4%	3.5%
System Restaurant Count at Period End	1,371	1,288	1,371	1,288

Company Restaurant Sales	$11	$10	$22	$20
Franchise and Property Revenues	$28	$27	$54	$51
Advertising Revenues and Other Services	$20	$16	$36	$31
Total Revenues	$59	$53	$113	$103

Company Restaurant Expenses	$9	$9	$19	$18
Segment F&P Expenses	$2	$1	$3	$3
Advertising Expenses and Other Services	$20	$17	$38	$32
Segment G&A	$13	$14	$27	$28
Adjusted Operating Income	$15	$13	$26	$23

For the second quarter, the increases in Total Revenues and Adjusted Operating Income were primarily driven by the increase in System-wide Sales.

INTL Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth (a)	9.8%	9.2%	9.3%	10.4%
System-wide Sales (a)	$4,992	$4,517	$9,360	$8,733
Comparable Sales	4.2%	2.6%	3.4%	3.4%
Comparable Sales - INTL - Burger King	4.1%	2.3%	3.4%	3.2%

Net Restaurant Growth	5.4%	8.2%	5.4%	8.2%
System Restaurant Count at Period End	15,767	14,959	15,767	14,959

Franchise and Property Revenues	$228	$213	$428	$414
Advertising Revenues and Other Services	$21	$20	$40	$41
Total Revenues	$250	$232	$468	$455

Segment F&P Expenses	$9	$—	$14	$5
Advertising Expenses and Other Services	$23	$22	$45	$45
Segment G&A	$47	$49	$98	$102
Adjusted Operating Income	$172	$160	$310	$302

(a) System-wide Sales Growth is calculated on a constant currency basis and therefore will not recalculate to the percentage change in System-wide Sales, which is reported on a nominal basis.

For the second quarter, the increases in Total Revenues and Adjusted Operating Income were primarily driven by higher royalties from Burger King and Popeyes restaurants resulting from increased System-wide Sales, partially offset by the absence of $10 million of revenues from BK China which were recognized in the prior year. Adjusted Operating Income also benefited from a decrease in Segment G&A due primarily to lower compensation-related expenses and lower professional fees, partially offset by net bad debt expenses in the current year period compared to bad debt recoveries in the prior year. Excluding the FX Impact, Total Revenues increased by $15 million and Adjusted Operating Income by $10 million.

RH Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2025	2024	2025	2024
BK
System-wide Sales Growth	2.4%	(1.8)%	0.6%	0.6%
System-wide Sales	$464	$453	$887	$882
Comparable Sales	2.9%	(1.6)%	1.0%	1.1%
System Restaurant Count at Period End	1,012	1,022	1,012	1,022

INTL
System-wide Sales	$5	$2	$8	$4
System Restaurant Count at Period End	32	14	32	14

Total Revenues	$469	$230	$901	$230

Food, Beverage and Packaging Costs	$134	$64	$255	$64
Restaurant Wages and Related Expenses	$152	$72	$297	$72
Restaurant Occupancy and Other Expenses (a)	$120	$59	$233	$59
Company Restaurant Expenses	$406	$194	$785	$194
Advertising Expenses and Other Services (b)	$24	$10	$45	$10
Segment G&A	$23	$12	$48	$12
Adjusted Operating Income	$16	$14	$23	$14

Note: RH KPIs are shown consistent with RBI's reporting calendar, but results from BK Carrols restaurants in the P&L are shown consistent with Carrols reporting calendar, from the acquisition date. For the three months ended June 30, 2025, results are from March 31, 2025 to June 29, 2025. For the six months ended June 30, 2025, results are from December 30, 2024 to June 29, 2025. For the three and six months ended June 30, 2024, results are from May 16, 2024 to June 30, 2024.
(a) Restaurant Occupancy and Other Expenses include intersegment royalties and property expense of $27 million and $55 million for the three and six months ended June 30, 2025, respectively, and $15 million for the three and six months ended June 30, 2024, which are eliminated in consolidation.
(b)     Advertising Expenses and Other Services include intersegment advertising expenses and tech fees of $22 million and $42 million for the three and six months ended June 30, 2025, respectively, and $10 million for the three and six months ended June 30, 2024, which are eliminated in consolidation.

Declaration of Dividend
The RBI Board of Directors has declared a dividend of $0.62 per common share and partnership exchangeable unit of RBI LP for the third quarter of 2025. The dividend will be payable on October 7, 2025 to shareholders and unitholders of record at the close of business on September 23, 2025.

Share Repurchase Authorization
Our board of directors approved a share repurchase authorization that allows us to repurchase up to $1 billion of our common shares from September 15, 2025 until September 30, 2027 (the “Repurchase Authorization”). Effective as of September 15, 2025, this Repurchase Authorization will replace our prior two-year authorization to repurchase up to the same $1 billion of our common shares until September 30, 2025. Repurchases, if any, under the Repurchase Authorization will be funded using RBI's cash resources and all shares repurchased will be cancelled. We plan to submit a new normal course issuer bid, subject to TSX approval, to be effective as of or following the expiration of the current one in September 2025. While this authorization preserves our capital allocation flexibility, we remain committed to prioritizing debt reduction in the near term.

2025 Financial Guidance
For 2025, RBI continues to expect:
•Segment G&A (excluding RH) for 2025 between $600 million and $620 million;
•RH Segment G&A for 2025 of approximately $100 million; and
•Consolidated capital expenditures, tenant inducements and incentives (including RH), or "Total Capex and Cash Inducements" between $400 million and $450 million.
For 2025, RBI now expects Adjusted Interest Expense, net of around $520 million.

Long-Term Algorithm
RBI continues to expect the following long-term consolidated performance on average, from 2024 to 2028:
•3%+ Comparable Sales; and
•8%+ organic Adjusted Operating Income growth.
In addition, the Company continues to expect to reach 5%+ Net Restaurant Growth towards the end of its algorithm period.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, August 7, 2025, to review financial results for the second quarter ended June 30, 2025. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 391075.

Contacts
Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $45 billion in annual system-wide sales and over 32,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

RBI’s principal executive offices are in Miami, Florida. In North America, RBI’s brands are headquartered in their home markets where they were founded decades ago: Canada for Tim Hortons and the U.S. for Burger King, Popeyes and Firehouse Subs. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release and our investor conference call contain certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties.

These forward-looking statements include statements about our expectations or beliefs regarding (i) the impact of the macro-economic pressures and currency fluctuations on our and our franchisees’ results of operations and business; (ii) our remodel program and refranchising efforts; (iii) leverage and free cash flow; (iv) segment G&A, capital expenditures, tenant inducements, supply chain gross margins, FX headwinds, remodel incentives, comparable sales, adjusted operating income, net restaurant growth, effective tax rate and adjusted net interest expense in 2025 and, as applicable, through 2028; (v) long-term partners for Popeyes China and FHS Brazil and a new controlling shareholder for BK China; (vi) refranchising of stores acquired in the Carrols Acquisition; (vii) commodity prices; (viii) tax law changes; (ix) plans to maintain the franchisor dynamics in certain segments; (x) tariff related impacts; and (xi) our growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: (1) our indebtedness, which could adversely affect our financial condition; (2) global economic or other business conditions that may affect the desire or ability of our guests to purchase our products; (3) our relationship with, and the success of, our franchisees and risks related to our nearly fully franchised business model; (4) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) our supply chain operations; (6) our ownership and leasing of real estate; (7) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (8) fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (9) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (10) our reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) risks related to unforeseen events; (12) changes in applicable tax laws or interpretations thereof; (13) evolving legislation and regulations in the area of franchise and labor and employment law; (14) our ability to address environmental and social sustainability issues; (15) risks related to geopolitical conflicts and terrorism; (16) the ability of cash flows from the Carrols restaurants to fund our budgeted remodels and the timing of refranchising of such restaurants; (17) tariffs and their impact on economic conditions or our business; and (18) our ability to find long-term partners for Popeyes China and FHS Brazil and a new controlling shareholder for BK China. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Supply chain sales	$732	$682	$1,343	$1,309
Company restaurant sales	600	347	1,158	449
Franchise and property revenues	760	747	1,423	1,459
Advertising revenues and other services	318	304	595	602
Total revenues	2,410	2,080	4,519	3,819
Operating costs and expenses:
Supply chain cost of sales	589	540	1,085	1,057
Company restaurant expenses	498	286	966	375
Franchise and property expenses	144	134	274	260
Advertising expenses and other services	364	334	675	645
General and administrative expenses	188	185	379	358
(Income) loss from equity method investments	(5)	(69)	(10)	(72)
Other operating expenses (income), net	149	7	232	(11)
Total operating costs and expenses	1,927	1,417	3,601	2,612
Income from operations	483	663	918	1,207
Interest expense, net	132	147	262	295
Loss on early extinguishment of debt	—	32	—	32
Income from continuing operations before income taxes	351	484	656	880
Income tax expense from continuing operations	87	85	169	153
Net income from continuing operations	264	399	487	727
Net loss from discontinued operations (net of tax of $0 and $0)	1	—	3	—
Net income	263	399	484	727
Net income attributable to noncontrolling interests	74	119	136	217
Net income attributable to common shareholders	$189	$280	$348	$510

Earnings per common share
Basic net income per share from continuing operations	$0.58	$0.89	$1.07	$1.62
Basic net loss per share from discontinued operations	$(0.00)	$—	$(0.01)	$—
Basic net income per share	$0.58	$0.89	$1.07	$1.62

Diluted net income per share from continuing operations	$0.58	$0.88	$1.07	$1.60
Diluted net loss per share from discontinued operations	$(0.00)	$—	$(0.01)	$—
Diluted net income per share	$0.57	$0.88	$1.06	$1.60

Weighted average shares outstanding (in millions):
Basic	328	317	327	316
Diluted	457	453	456	453

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,026	$1,334
Accounts and notes receivable, net of allowance of $58 and $57, respectively	778	698
Inventories, net	167	142
Prepaids and other current assets	195	108
Assets held for sale - discontinued operations	622	—
Total current assets	2,788	2,282
Property and equipment, net of accumulated depreciation and amortization of $1,188 and $1,087, respectively	2,243	2,236
Operating lease assets, net	1,909	1,852
Intangible assets, net	11,279	10,922
Goodwill	6,301	5,986
Other assets, net	1,168	1,354
Total assets	$25,688	$24,632
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$763	$765
Other accrued liabilities	1,135	1,141
Gift card liability	189	236
Current portion of long-term debt and finance leases	221	222
Liabilities held for sale - discontinued operations	446	—
Total current liabilities	2,754	2,364
Long-term debt, net of current portion	13,428	13,455
Finance leases, net of current portion	282	286
Operating lease liabilities, net of current portion	1,835	1,770
Other liabilities, net	1,094	706
Deferred income taxes, net	1,205	1,208
Total liabilities	20,598	19,789
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2025 and December 31, 2024; 327,777,360 shares issued and outstanding at June 30, 2025; 324,426,589 shares issued and outstanding at December 31, 2024	2,469	2,357
Retained earnings	1,794	1,860
Accumulated other comprehensive income (loss)	(946)	(1,107)
Total Restaurant Brands International Inc. shareholders’ equity	3,317	3,110
Noncontrolling interests	1,773	1,733
Total shareholders’ equity	5,090	4,843
Total liabilities and shareholders’ equity	$25,688	$24,632

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars, Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$484	$727
Net loss from discontinued operations	3	—
Net income from continuing operations	487	727
Depreciation and amortization	148	108
Non-cash loss on early extinguishment of debt	—	22
Amortization of deferred financing costs and debt issuance discount	13	12
(Income) loss from equity method investments	(10)	(72)
(Gain) loss on remeasurement of foreign denominated transactions	207	(29)
Net (gains) losses on derivatives	(102)	(91)
Share-based compensation and non-cash incentive compensation expense	81	87
Deferred income taxes	8	10
Other non-cash adjustments, net	31	5
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(72)	9
Inventories and prepaids and other current assets	(30)	14
Accounts and drafts payable	(6)	(70)
Other accrued liabilities and gift card liability	(155)	(210)
Tenant inducements paid to franchisees	(14)	(11)
Changes in other long-term assets and liabilities	(19)	(29)
Net cash provided by operating activities from continuing operations	567	482
Cash flows from investing activities:
Payments for additions of property and equipment	(102)	(69)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	12	7
Net payments for acquisition of franchised restaurants, net of cash acquired	(152)	(531)
Settlement/sale of derivatives, net	40	35
Other investing activities, net	—	(1)
Net cash used for investing activities from continuing operations	(202)	(559)
Cash flows from financing activities:
Proceeds from long-term debt	—	1,950
Repayments of long-term debt and finance leases	(66)	(1,639)
Payment of financing costs	—	(32)
Payment of common share dividends and Partnership exchangeable unit distributions	(544)	(506)
Proceeds from stock option exercises	20	60
Proceeds from derivatives	34	57
Other financing activities, net	1	(2)
Net cash used for financing activities from continuing operations	(555)	(112)
Net cash used for discontinued operations	(85)	—
Effect of exchange rates on cash and cash equivalents	19	(8)
Decrease in cash and cash equivalents, including cash classified as assets held for sale - discontinued operations	(256)	(197)
Increase in cash classified as assets held for sale - discontinued operations	(52)	—
Decrease in cash and cash equivalents	(308)	(197)
Cash and cash equivalents at beginning of period	1,334	1,139
Cash and cash equivalents at end of period	$1,026	$942
Supplemental cash flow disclosures:
Interest paid	$360	$390
Income taxes paid	$285	$186
Accruals for additions of property and equipment	$22	$—

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics and Non-GAAP Financial Measures

Key Operating Metrics
Key performance indicators (“KPIs”) are shown for RBI's Five Franchisor Segments. The KPIs for the Carrols Burger King restaurants are included in the BK segment and KPIs for the PLK China, BK China, and FHS Brazil restaurants are included in the INTL segment.
•System-wide Sales Growth refers to the percentage change in sales at all franchised restaurants and company restaurants (referred to as System-wide Sales) in one period from the same period in the prior year on a constant currency basis, which means the results exclude the effect of foreign currency translation ("FX Impact"). We calculate the FX Impact by translating prior year results at current year monthly average exchange rates. System-wide Sales is reported on a nominal basis.
•Comparable Sales refers to the percentage change in restaurant sales in one period from the same prior year period on a constant currency basis for restaurants that have been open for an initial consecutive period, typically at least 13 months. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly Comparable Sales calculation.
•Unless otherwise stated, System-wide Sales Growth, System-wide Sales and Comparable Sales are presented on a system-wide basis, which means they include franchised restaurants and company restaurants. System-wide results are driven by our franchised restaurants, as over 90% of system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.
•Net Restaurant Growth refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our Net Restaurant Growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats” and we believe these are helpful to build brand awareness, test new concepts and provide convenience in certain markets.
•Total Capex and Cash Inducements refers to the sum of payments for additions to property and equipment, tenant inducements paid to franchisees, other cash inducements (included in changes in other long-term assets and liabilities), and increase (decrease) in accruals for additions to property and equipment.
These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives. Total Capex and Cash Inducements is an indicator of the capital intensity of our business.

Non-GAAP Measures
Below, we define non-GAAP financial measures, provide a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.
AOI represents Income from Operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expenses incurred in connection with the Carrols Acquisition, the PLK China Acquisition and the BK China Acquisition, consisting primarily of professional fees, compensation related expenses and integration costs ("RH and BK China Transaction costs") and (ii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance or trends of our core business and operations. AOI is used by management to measure operating performance of the business, excluding these other specifically identified items. AOI, as defined above, also represents our measure of segment income for each of our operating segments.
Adjusted EBITDA is defined as earnings (net income or loss from continuing operations) before interest expense, net, (gain) loss on early extinguishment of debt, income tax expense (benefit) from continuing operations, and depreciation and amortization excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above) and is used by management to measure leverage.
Segment G&A (excluding RH) is defined as general and administrative expenses for our five franchisor segments excluding RH and BK China Transaction costs and Corporate restructuring and advisory fees.
Segment F&P is defined as franchise and property expenses excluding franchise agreement amortization ("FAA") and reacquired franchise rights amortization as a result of acquisition accounting.
Adjusted Net Income is defined as Net income from continuing operations excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).
Adjusted Interest Expense, net is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.
Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.
Net debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.
Net Leverage is defined as Net Debt divided by Adjusted EBITDA. This metric is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.
Revenue growth, Income from Operations growth, Adjusted Operating Income growth, Net Income growth, Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements and the results of our RH segment. With respect to Adjusted Diluted EPS, growth on an organic basis also excludes the impact of incremental debt incurred as part of the Carrols transaction. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the RH segment given the Company's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil in the future. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.
Free Cash Flow ("FCF") is the total of Net cash provided by operating activities minus Payments for property and equipment. FCF is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash and it does not represent residual cash flows available for discretionary expenditures.
Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.
With respect to our 2025 guidance, there are important components of estimated operating income and general and administrative expenses (including impact of equity method investments and other operating expenses or income from non-recurring projects and non-operating activities) that we have not determined and therefore, a reconciliation of estimated AOI to Income from operations, and Segment G&A to general and administrative expenses cannot be provided at this time. A full reconciliation of each of these measures will be provided when actual results are released.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Three Months Ended June 30, 2025
(In millions of U.S dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Variance		RH Impact	FX Impact	Organic Growth
	2025	2024	$	%	$	$	$	%
Revenue
TH	$1,083	$1,031	$53	5.1%	$—	$(10)	$63	6.2%
BK	388	364	24	6.5%	—	—	24	6.5%
PLK	210	194	16	8.3%	—	—	16	8.4%
FHS	59	53	6	10.9%	—	—	6	10.9%
INTL	250	232	18	7.5%	—	3	15	6.2%
RH	469	230	239	NM	239	—	—	NM
Elimination of intersegment revenues (a)	(49)	(24)	(25)	NM	(25)	—	—	NM
Total Revenues	$2,410	$2,080	$330	15.9%	$214	$(7)	$123	6.6%

Income from Operations	$483	$663	$(180)	(27.2)%	$3	$(1)	$(181)	(27.4)%
Net Income from Continuing Operations	$264	$399	$(135)	(34.1)%	$(3)	$(1)	$(131)	(33.2)%

Adjusted Operating Income
TH	$278	$269	$9	3.5%	$—	$(3)	$12	4.5%
BK	121	114	7	6.1%	—	—	7	6.1%
PLK	66	62	4	7.2%	—	—	4	7.3%
FHS	15	13	2	19.4%	—	—	2	19.5%
INTL	172	160	11	6.6%	—	1	10	6.1%
RH	16	14	2	17.1%	2	—	—	NM
Adjusted Operating Income	$668	$632	$36	5.7%	$2	$(2)	$36	5.7%

Adjusted EBITDA	$762	$721	$42	5.8%	$13	$(2)	$31	4.4%

Adjusted Net Income	$432	$392	$40	10.1%	$(2)	$(1)	$43	11.1%
Adjusted Diluted Earnings per Share	$0.94	$0.86	$0.08	9.2%	$0.00	$0.00	$0.09	10.3%

(a)Represents elimination of intersegment revenues that consists of royalties, property and advertising and other services revenue recognized by BK and INTL from intersegment transactions with RH.
Note: Totals, variances, and percentage changes may not recalculate due to rounding.

.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Six Months Ended June 30, 2025
(In millions of U.S dollars, except per share data)
(Unaudited)

	Six Months Ended		Variance		RH Impact	FX Impact	Organic Growth
	2025	2024	$	%	$	$	$	%
Revenue
TH	$1,987	$1,969	$17	0.9%	$—	$(60)	$77	4.1%
BK	744	714	30	4.2%	—	(1)	31	4.3%
PLK	404	372	32	8.6%	—	—	32	8.7%
FHS	113	103	10	9.5%	—	—	10	9.6%
INTL	468	455	13	2.8%	—	(7)	20	4.4%
RH	901	230	671	NM	671	—	—	NM
Elimination of intersegment revenues (a)	(97)	(24)	(73)	NM	(73)	—	—	NM
Total Revenues	$4,519	$3,819	$700	18.3%	$598	$(68)	$170	4.8%

Income from Operations	$918	$1,207	$(289)	(24.0)%	$—	$(22)	$(267)	(22.6)%
Net Income from Continuing Operations	$487	$727	$(240)	(33.1)%	$(5)	$(21)	$(214)	(30.4)%

Adjusted Operating Income
TH	$499	$493	$6	1.2%	$—	$(15)	$21	4.3%
BK	224	220	4	1.8%	—	—	4	2.0%
PLK	126	120	6	4.9%	—	—	6	5.2%
FHS	26	23	3	14.6%	—	—	3	14.8%
INTL	310	302	8	2.5%	—	(7)	14	4.8%
RH	23	14	9	66.4%	9	—	—	NM
Adjusted Operating Income	$1,208	$1,172	$36	3.1%	$9	$(22)	$49	4.3%

Adjusted EBITDA	$1,404	$1,348	$57	4.2%	$31	$(24)	$50	3.8%

Adjusted Net Income	$775	$723	$52	7.3%	$(5)	$(18)	$75	10.8%
Adjusted Diluted Earnings per Share	$1.70	$1.60	$0.10	6.5%	$(0.01)	$(0.04)	$0.15	10.0%

(a)Represents elimination of intersegment revenues that consists of royalties, property and advertising and other services revenue recognized by BK and INTL from intersegment transactions with RH.
Note: Totals, variances, and percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage, Free Cash Flow, and Capex and Cash Inducements
(In millions of U.S dollars, except ratio)
(Unaudited)

	As of
Net Leverage	June 30, 2025	June 30, 2024
Long-term debt, net of current portion	$13,428	$13,092
Finance leases, net of current portion	282	302
Current portion of long-term debt and finance leases	221	617
Unamortized deferred financing costs and deferred issuance discount	104	126
Total debt	14,035	14,137

Cash and cash equivalents	1,026	942
Net debt	13,009	13,195

LTM Net Income from continuing operations	1,205	1,817
Net Income from continuing operations Net leverage	10.8x	7.3x

LTM Adjusted EBITDA (a)	2,840	2,649
Net Leverage	4.6x	5.0x
(a)Adjusted EBITDA includes Adjusted EBITDA from Carrols from May 16, 2024.

Free Cash Flow	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
	2025	2024	2023	2024	2023	2025	2024
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$567	$482	$487	$1,503	$1,323	$1,588	$1,318
Payments for additions of property and equipment	(102)	(69)	(48)	(201)	(120)	(234)	(141)
Free Cash Flow	$465	$413	$439	$1,302	$1,203	$1,354	$1,177

	Three Months Ended June 30,		Six Months Ended June 30,
Capex and Cash Inducements	2025	2024	2025	2024
Payments for additions of property and equipment	$38	$43	$102	$69
Tenant inducements paid to franchisees	8	6	14	11
Other cash inducements (incl. in changes in other long-term assets and liabilities)	19	4	28	27
Increase (decrease) in accruals for additions to property and equipment	3	—	(29)	—
Total Capex and Cash Inducements	$68	$53	$115	$107
Note: Totals may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures| Reconciliations
(In millions of U.S dollars, except per share data)
(Unaudited)
Net income from continuing operations to Income from Operations to Adjusted Operating Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
	2025	2024	2025	2024	2023	2024	2023	2025	2024
			A	B	C	D	E	A + D - B	B + E - C
Net income from continuing operations	$264	$399	$487	$727	$628	$1,445	$1,718	$1,205	$1,817
Income tax expense (benefit) from continuing operations(6)	87	85	169	153	86	364	(265)	380	(198)
Loss on early extinguishment of debt	—	32	—	32	—	33	16	1	48
Interest expense, net	132	147	262	295	287	577	582	544	590
Income from operations	483	663	918	1,207	1,001	2,419	2,051	2,130	2,257
Franchise agreement and reacquired franchise rights amortization (FAA)	17	11	33	19	16	53	31	67	34
RH and BK China Transaction costs(2)	16	9	22	13	—	22	—	31	13
FHS Transaction costs(3)	—	—	—	—	19	—	19	—	—
Corporate restructuring and advisory fees(4)	5	6	6	8	12	20	38	18	34
Impact of equity method investments(5)	(1)	(64)	(3)	(64)	24	(53)	6	8	(82)
Other operating expenses (income), net	149	7	232	(11)	10	(59)	55	184	34
Adjusted Operating Income	668	632	1,208	1,172	1,082	2,402	2,200	2,438	2,290
Depreciation and amortization, excluding FAA	61	48	116	89	79	210	160	237	170
Share-based compensation and non-cash incentive compensation expense(1)	33	41	81	87	92	172	194	166	189
Adjusted EBITDA	762	721	1,404	1,348	1,253	2,784	2,554	2,840	2,649

Net income from continuing operations to Adjusted Net Income and Adjusted Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income from continuing operations	$264	$399	$487	$727
Income tax expense from continuing operations(6)	87	85	169	153
Income from continuing operations before income taxes	351	484	656	880
Adjustments:
Franchise agreement and reacquired franchise rights amortization	17	11	33	19
Amortization of deferred financing costs and debt issuance discount	7	6	13	12
Interest expense and loss on extinguished debt(7)	(6)	30	(10)	33
RH and BK China Transaction costs(2)	16	9	22	13
Corporate restructuring and advisory fees(4)	5	6	6	8
Impact of equity method investments(5)	(1)	(64)	(3)	(64)
Other operating expenses (income), net	149	7	232	(11)
Total adjustments	187	5	293	10
Adjusted income before income taxes	538	489	949	890
Adjusted income tax expense(6)(8)	106	97	174	167
Adjusted net income	$432	$392	$775	$723
Adjusted diluted earnings per share	$0.94	$0.86	$1.70	$1.60
Weighted average diluted shares outstanding (in millions)	457	453	456	453
Note: Totals may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2025 and 2024 cash bonus, respectively.

(2)In connection with the Carrols Acquisition, the PLK China Acquisition and the BK China Acquisition, we incurred certain non-recurring fees and expenses consisting primarily of professional fees, compensation related expenses and integration costs. We expect to incur additional costs in 2025.

(3)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring fees and expenses (“FHS Transaction costs”) consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023.

(4)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(5)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in Adjusted Operating Income which is our measure of segment income.

(6)The increase in our effective tax rate was primarily due to a discrete, unfavorable impact of recently issued Organization for Economic Cooperation and Development (“OECD”) Pillar II guidance during the first quarter of 2025, partially offset by the mix of income from multiple jurisdictions and internal financing arrangements. The OECD guidance did not have an impact on the adjusted income tax expense or adjusted effective tax rate.

(7)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

(8)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.